UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 12, 2007

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 12, 2007, the Board amended certain provisions of the Bylaws, effective immediately, to delete the former requirements that the Chairman of the Board be (i) an officer of the Company and (ii) the Chief Executive Officer of the Company unless such title is assigned to another officer.  The Board also amended the Bylaws to establish the office of Vice Chairman of the Board, such Vice Chairman, if elected, to serve as Chairman of the Board in the absence or disability of the Chairman.  The foregoing description of such Bylaw amendments is qualified by reference to the complete text of such amendments, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description of Document

3.1	Amendments to the Company’s Amended and Restated Bylaws adopted by the Company’s Board of Directors on April 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

By:	/s/ John P. Sanders
John P. Sanders
Senior Vice President, Chief Financial
Officer and Treasurer

Date:  April 18, 2007

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1	Amendments to the Company’s Amended and Restated Bylaws adopted by the Company’s Board of Directors on April 12, 2007